UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 28, 2018

HANMI FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3660 Wilshire Boulevard, PH-A, Los Angeles, California 90010
(Address of Principal Executive Offices) (Zip Code)

(213) 382-2200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        Election of Directors

On March 28, 2018, Hanmi Financial Corporation (the “Company”), a Delaware corporation and its wholly-owned subsidiary, Hanmi Bank (the “Bank”), announced that the Boards of Directors of the Company and Bank had appointed Mr. Kiho Choi to the Board of Directors of Company and Bank (the “Boards”), effective April 2, 2018.

Mr. Choi is currently the managing partner and a founding partner of CKP, LLP.  CKP, LLP is the largest Korean-American full-service accounting firm in the United States, providing services to private companies and U.S. subsidiaries of Korean companies.  Mr. Choi has more than 30 years of assurance and business advisory experience and specializes in serving middle-market companies in banking, health care, manufacturing, and wholesale distribution.  Mr. Choi has extensive financial and internal audit experience, as well as consulting experience, with a number of Korean and Korean American community banks.

Mr. Choi was previously a member of the Board of Directors of Hope Bancorp, Inc. and Bank of Hope (formally known as BBCN Bancorp, Inc. and BBCN Bank, respectively).  He is currently an independent director of the Board of Directors of Netlist, Inc., a NASDAQ listed IT related company located in Irvine California and is the Chairman of Netlist, Inc.’s Audit Committee.

Mr. Choi is also active in the broader Korean-American community in Southern California and has served as President and Director of the Korean American CPA Society of Southern California, President of Sejong Society, and an independent member of Advisory Committee of Korea Trade-Investment Promotion Agency of Los Angeles.

Upon his appointment to the Board, Mr. Choi became entitled to the Company’s customary non-employee director compensation.  Mr. Choi was appointed to the Audit Committee of the Company Board, as well as the Loan and Credit Policy Committee and Asset Liability Committee of the Bank.

There are no arrangements or understandings between Mr. Choi and any other persons pursuant to which he was selected as a director.  There are no family relationships between Mr. Choi and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer.  No information is required to be disclosed with respect to Mr. Choi pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Choi’s appointment is included as Exhibit 99.1 to this report and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits	Description

	99.1	Press release issued by Hanmi Financial Corporation dated April 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION

Date: April 2, 2018	By:	/s/ C. G. Kum
C. G. Kum
President and Chief Executive Officer